UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                               September 15, 2005

                          Dynamic Materials Corporation
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                  0-8328                                84-0608431
         (Commission File Number)                    (I.R.S. Employer
                                                  Identification Number)

                                 (303) 655-5700
              (Registrant's Telephone Number, Including Area Code)

           5405 Spine Road, Boulder, Colorado                 80301
        (Address of Principal Executive Offices)            (Zip Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

          The disclosure contained under Item 2.03 below is incorporated herein by reference.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT

          On September 15, 2005, Dynamic Materials Corporation (the "Company") entered into a Credit Agreement with and delivered its related Revolving Line of Credit Note to Wells Fargo Bank, National Association (said Agreement and Note, collectively, the "Credit Facility"). The Credit Facility provides the Company until June 30, 2007 with a $7,500,000 revolving line of credit for working capital and general corporate purposes. The Credit Agreement replaces the $6 million credit facility between the Company and Wells Fargo Business Credit Inc., an affiliate of Wells Fargo Bank, National Association, that terminated concurrently with the signing of the new credit facility. The Company has yet to draw on the revolving credit.

          Under the Credit Facility, revolving borrowings bear annual interest at the Company's option at (i) a fluctuating rate per annum of 0.50% below the lender's prime rate as in effect from time to time, or (ii) LIBOR for a borrowing period selected by Company of one, two or three months, adjusted for regulatory reserve requirements, plus 2.0%.

          The Credit Facility contains a number of restrictive covenants including those requiring the Company to maintain minimum levels of net income and tangible net worth and to obtain the bank's prior consent prior to making investments in fixed assets in excess of $4,000,000, incurring operating lease expense in excess of $1,000,000 and making certain other loans or investments.

          Under the Credit Facility it is an event of default if the Company fails to make the payments required of it or otherwise to fulfill the covenants applicable to it. In the case of events of default which are unremedied within allowable grace periods, the lender may terminate its revolving credit commitment and require immediate repayment of all outstanding borrowings.

          A copy of the Credit Agreement is included as Exhibit 10.1 and a copy of the related Revolving Line of Credit Note is included as Exhibit 10.2 to this Current Report on Form 8-K, and such Exhibits are incorporated into this Item
2.03 by reference and any description of the Credit Facility in this Item 2.03 is qualified by such reference


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

          (c) Exhibits.

Exhibit 10.1. Credit Agreement dated as of September 15, 2005 between Dynamic Materials Corporation and Wells Fargo Bank, National Association.

Exhibit 10.2. $7,500,000 Revolving Line of Credit Note dated September 15, 2005 of Dynamic Materials Corporation payable to the order of Wells Fargo Bank, National Association.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   DYNAMIC MATERIALS CORPORATION


                                   By:  /s/ Richard A. Santa
                                        ----------------------------------
                                        Richard A. Santa
                                        Vice President and Chief Financial
                                        Officer



Dated: September 21, 2005

                                INDEX TO EXHIBITS

Number    Description

10.1 Credit Agreement dated as of September 15, 2005 between Dynamic Materials Corporation and Wells Fargo Bank, National Association.

10.2 $7,500,000 Revolving Line of Credit Note dated September 15, 2005 of Dynamic Materials Corporation payable to the order of Wells Fargo Bank, National Association.